Alopexx, Inc. S-1/A

Exhibit 10.2

Employment Agreement

This Employment Agreement (the "Agreement") is made and entered into as of _______________, 2022 by and between Thomas Thomas (the "Executive") and Alopexx, Inc., a Delaware corporation (the "Company").

WHEREAS, the Company desires to, upon the completion of an initial public offering (“IPO”), employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1.                  Term. The Executive’s employment hereunder shall be effective contemporaneous with the completion of the IPO (the "Effective Date") and shall continue until the third anniversary thereof, unless terminated earlier pursuant to Section 5 of this Agreement; provided that, on such third anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a "Renewal Date"), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least ninety (90) days' prior to the applicable Renewal Date. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the "Employment Term."

2.                  Position and Duties.

2.1       Position. During the Consulting Period and the Employment Term, the Executive shall serve as the Chief Financial Officer of the Company, reporting to Daniel Vlock, President and Chief Executive Officer (“CEO”). In such position, the Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by the CEO, which duties, authority, and responsibilities are consistent with the Executive's position. The Executive shall, if requested, also serve as a member of the board of directors of the Company (the "Board") or as an officer or director of any affiliate of the Company for no additional compensation.

2.2       Duties. During the Consulting Period and the Employment Term, the Executive shall devote substantially all of Executive's business time and attention to the performance of the Executive's duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Notwithstanding the foregoing, the Executive will be permitted to (a) with the prior written consent of the Board (which consent can be withheld by the Board in its discretion) act or serve as a director, trustee, committee member, or principal of any type of business, civic, or charitable organization as long as such activities are disclosed in writing to the Company's CEO in accordance with the Company's CONFLICT OF INTEREST POLICY, and (b) purchase or own less than five percent (5%) of the publicly traded securities of any corporation; provided that, such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation; provided further that, the activities described in clauses (a) and (b) do not interfere with the performance of the Executive's duties and responsibilities to the Company. In addition, the Executive may continue to serve on the Board of Directors of Opiant Pharmaceuticals, Inc. and operate a preexisting winery operation for so long as it does not interfere with their employment obligations hereunder.

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3.                  Place of Performance. The principal place of Executive's employment shall be the Company's principal executive office, which is currently located in Cambridge, Massachusetts; provided that, the Executive may be required to travel on Company business during the Employment Term and the Executive may also work remotely from a home office in California for so long as it does not interfere with their employment obligations hereunder.

4.                  Employment Compensation.

4.1       Base Salary. During the Employment Term, the Company shall pay the Executive an annual base salary of $__________ in periodic installments in accordance with the Company's customary payroll practices and applicable wage payment laws, but no less frequently than bi-weekly (i.e. twice per month). The Executive's annual base salary, as in effect from time to time, is hereinafter referred to as "Base Salary".

4.2       Annual Bonus.

(a)       For each calendar year of the Employment Term, the Executive shall be eligible to receive an annual performance bonus (the "Annual Bonus"). However, the decision to provide any Annual Bonus and the amount and terms of any Annual Bonus shall be in the sole and absolute discretion of the Compensation Committee of the Board (the "Compensation Committee") and consistent with reasonable industry benchmarking standards.

(b)       The Annual Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable year.

(c)       In order to be eligible to receive an Annual Bonus, the Executive must be employed by the Company on the last day of the applicable year/date that Annual Bonuses are paid.

4.3       Equity Awards. During the Employment Term, the Executive shall be eligible to participate in the Alopexx, Inc., 2022 Equity Plan (the “Plan”) or any successor plan, subject to the terms of the Plan or successor plan, as determined and approved by the Board or the Compensation Committee, in its discretion. Executive’s initial equity grant, subject to the termination provisions of Section 5, shall be up to 3% of the fully-diluted ownership of the Company and will be subject to the approval of the Compensation Committee including vesting terms and conditions.

4.4       Fringe Benefits and Perquisites. During the Employment Term, and not during the Consulting Period, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company and governing benefit plan requirements (including plan eligibility provisions), and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

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4.5       Employee Benefits. During the Employment Term, and not during the Consulting Period, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, "Employee Benefit Plans"), to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

4.6       Vacation; Paid Time Off. During the Employment Term, the Executive shall be entitled to four (4) weeks per year of paid time off (“PTO”) in accordance with Company policy as may be in effect from time to time, which PTO may be taken at such times and in such increments as the Executive may choose upon approval by the CEO.

4.7       Business Expenses. The Executive will be reimbursed for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's expense reimbursement policies and subject to Executive’s submission of an expense report on a weekly basis to obtain reimbursement.

4.8       Corporate Credit Card. Pursuant to current Company policies and procedures, the Company may elect to issue Executive a corporate credit card to be utilized during the Employment Term in connection with any reasonable and necessary out-of-pocket business expenses which Executive may incur in connection with the performance of Executive’s duties.

4.9       Claw-back Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based or other compensation paid to the Executive under this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and claw-back as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). To the extent any such recovery is not related to fraud or similar financial acticity referred to in the definition of Cause in Section 5.2 below and permitted by law, regulation or stock-exchnage listing requirement, such recovery shall be for the amount of compensation actually received by Executive after Exectuive’s payment of taxes (federal, state, local) on any such compensation.

5.                  Termination of Employment.

5.1       Generally. Executive’s employment with the Company will continue in accordance with the terms of this Agreement for the Employment Term, unless it is terminated by one of the following events: (i) by the Company for Cause (as defined below) at any time, subject to its satisfaction of the notice and due process provisions described in Section 5(2)(a) below, or without Cause upon thirty (30) days’ prior written notice to Executive; (ii) by Executive upon thirty (30) days’ prior written notice to the Company; (iii) immediately upon Executive’s death or termination by the Company due to Disability (as defined below) or (iv) by the Company with written notice from the Company upon the failure to consummate an IPO. Upon a termination of Executive’s employment for any reason, Executive will be paid (A) any unpaid Base Salary through the date of termination of employment (the “Termination Date”); (B) reimbursement for any unreimbursed reasonable and necessary business expenses incurred through the Termination Date; (C) any accrued but unused vacation time in accordance with Company policy; and (D) all other accrued payments, benefits or fringe benefits to which Executive is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement (collectively, A through D are referred to as the “Accrued Benefits”). In addition, upon a termination of Executive’s employment for any reason, Executive agrees to promptly resign from any position as an officer, director or fiduciary of the Company or any of its affiliates and to execute any documentation necessary to effectuate such resignations.

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5.2       Definitions. The following definitions apply for purposes of this Agreement:

(a)       “Cause” means Executive’s (A) willful misconduct or gross negligence in the performance of Executive’s duties to the Company; (B) repeated failure to follow the directives of the CEO (other than as a result of death or Disability); (C) indictment for, conviction of, or pleading of guilty or nolo contendere to (1) a felony or (2) any misdemeanor crime involving moral turpitude; (D) performing any material act of theft, embezzlement, fraud, malfeasance or misappropriation of the Company’s property; (E) use of illegal drugs or abuse of alcohol that materially impairs Executive’s ability to perform Executive’s duties as contemplated hereunder; (F) breach of any fiduciary duty owed to the Company (including, without limitation, the duty of care and the duty of loyalty); or (G) material breach of this Agreement or any other written agreement with the Company, or a material violation of the Company’s code of conduct, employee handbook, or other similar written policy. Any determination of Cause by the Company will be made by a resolution approved by a majority of the members of the Board, provided that no such determination may be made until Executive has been given written notice detailing the specific Cause event and a period of thirty (30) days following receipt of such notice to cure such event (if susceptible to cure) to the satisfaction of the Board. Notwithstanding anything to the contrary contained herein, Executive’s right to cure will not apply with respect to provisions (C) or (D) of this Section 5(2)(a) or if there are habitual or repeated breaches of the same provision in the same respects by Executive.

(b)       “Disability” means Executive’s inability, with or without reasonable accommodation, to perform Executive’s material duties hereunder due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) days (including weekends and holidays) in any three hundred sixty-five (365) day period as determined by the Company in its reasonable discretion. Executive (or Executive’s representative) will cooperate in all respects with the Company if a question arises as to whether Executive has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and authorizing such medical doctors and other health care specialists to discuss Executive’s condition with the Company).

5.3       Notice of Termination. Any termination of the Executive's employment hereunder by the Company or by the Executive during the Employment Term (other than termination pursuant to Section 5.1 on account of the Executive's death) shall be communicated by written notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 21. The Notice of Termination shall specify:

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(a)       The termination provision of this Agreement relied upon;

(b)       To the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

(c)       The applicable Termination Date.

5.4       Termination Date. The Executive's "Termination Date" shall be:

(a)       If the Executive's employment hereunder terminates on account of the Executive's death, the date of the Executive's death;

(b)       If the Executive's employment hereunder is terminated on account of the Executive's Disability, the date that it is determined that the Executive has a Disability;

(c)       If the Company terminates the Executive's employment hereunder for Cause, the date the Notice of Termination is delivered to the Executive;

(d)       If the Company terminates the Executive's employment hereunder without Cause, the date specified in the Notice of Termination, which shall be no less than one hundred eighty (180) days one year following the date on which the Notice of Termination is delivered; provided that, the Company shall have the option to provide the Executive with a lump sum payment equal to One Year’s Base Salary in lieu of such notice, which shall be paid in a lump sum on the Executive's Termination Date and for all purposes of this Agreement, the Executive's Termination Date shall be the date on which such Notice of Termination is delivered. In addition, the Executive shall be provided with health care benefits (under COBRA) for one year after such termination;

(e)       If the Executive terminates his employment hereunder, the date specified in the Executive's Notice of Termination, which shall be no less than ninety (90) days following the date on which the Notice of Termination is delivered; provided that, the Company may waive all or any part of the ninety (90) day notice period for no consideration by giving written notice to the Executive and for all purposes of this Agreement, the Executive's Termination Date shall be the date determined by the Company; and

(f)       If the Executive's employment hereunder terminates because either party provides notice of non-renewal pursuant to Section 1, the Renewal Date immediately following the date on which the applicable party delivers notice of non-renewal.

5.5       Change In Control

(a)               Change In Control is defined as:

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A person (or more than one person acting as a group) (1) acquires directly or beneficially more than 50% of the outstanding voting securities of the Company (not including any additional ownership acquired by a person that already owned more than 50% of the outstanding voting securities) , (2) acquires directly or beneficially more outstanding voting securities than any other person (or more than one person acting as a group) (3) acquires ownership of substantially all of the assets of the Company. For the purposes herein, a “person” shall be considered a natural person, corporation, partnership, limited liability company or any similar such corporate organizational form.

(b)               If a Change of Control occurs, and in connection with such Change in Control the Executive is terminated without Cause, the Executive will receive full vesting of all stock options, other equity-based awards and shares of the Company’s stock granted or awarded to the Executive pursuant to any Company compensation or benefit plan or arrangement that have not yet vested, effective upon the effective the termination date of the Executive.

(c)               Upon any termination without cause, the Executive shall be entitled to receive: either, at the Company’s option, in a lump sum payment or over the course of one year from the effective date of the Change in Control:

(i)                 100% payment of Executive’s Base Salary

(ii)               100% payment of Executive’s most recently paid (or earned if approved by the Compensation Committee but not yet paid) annual Bonus

(iii)            One Year continuation of Health Benefits (COBRA benefits).

5.6       Return of Company Property. On the date of Executive’s termination of employment with the Company for any reason (or at any time prior thereto at the Company’s request), Executive will return all property belonging to the Company or its affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company).

6.                  Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Term may necessitate the Executive's cooperation in the future. Accordingly, following the termination of the Executive's employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive's service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive's other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation.

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7.                  Confidential Information. During the course of the Consulting Period and the Executive’s employment with the Company, Executive will have access to Confidential Information. For purposes of this Agreement, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company or any of its affiliates, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, partners and/or competitors. Executive agrees that he will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of Executive’s assigned duties and for the benefit of the Company, either during the period of Executive’s employment or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the Company’s or its subsidiaries’ or affiliates’ part to maintain the confidentiality of such information. The foregoing will not apply to information that (i) is or was known to the public prior to its disclosure to Executive; (ii) becomes generally known to the public subsequent to disclosure to Executive through no wrongful act of Executive or any representative of Executive; or (iii) Executive is required to disclose by applicable law, regulation, recognized subpoena power, any governmental authority or agency or any other legal process (provided that, to the extent permitted by applicable law, regulation, recognized subpoena power, any governmental authority or agency or any other legal process, Executive provides the Company with prior notice of the contemplated disclosure and cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information). The terms and conditions of this Agreement will remain strictly confidential, and Executive hereby agrees not to disclose the terms and conditions hereof to any person or entity, other than (A) immediate family members, (B) legal advisors or personal tax or financial advisors, or (C) prospective future employers (solely, in the case of (C), for the purpose of disclosing the limitations on Executive’s conduct imposed by the provisions of this Agreement) who, in each case, agree to keep such information confidential. Nothing in this Agreement shall be interpreted or applied to prohibit the making of any good faith report to any governmental agency or other governmental entity concerning any acts or omissions that Executive reasonably believes to constitute a possible violation of federal or state law or making other disclosures that are protected under the whistleblower provisions of applicable federal or state law or regulation.

7.1       Nothing in this Agreement is intended to or shall be interpreted to prohibit disclosure of information to the limited extent permitted by and in accordance with the federal Defend Trade Secrets Act of 2016 (“DTSA”). Stated otherwise, disclosures that are protected by the DTSA do not violate this Agreement. The DTSA provides that: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that – (A) is made – (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” The DTSA further provides that: “(2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual – (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

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8.                  Non-Solicitation; Non-Interference. During the Consulting Period and the Employment Term and for a period of twelve (12) months thereafter (no matter which of the reasons for termination specified in Section 5 above applies), Executive agrees that he will not, except in the furtherance of Executive’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (i) solicit, aid or induce any employee, representative or agent of the Company to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or (ii) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company and any of their respective vendors, joint ventures or licensors. An employee, representative or agent will be deemed covered by this Section 8 while so employed or retained and for a period of six (6) months thereafter.

9.                  Non-disparagement. Both during Consulting Period and the Employment Term and at all times thereafter (no matter which of the reasons for termination specified in Section 5 above applies), regardless of the reason for termination, Executive agrees not to make negative comments about or otherwise disparage the Company or any of its respective officers, directors, employees, shareholders, members, agents or products other than in the good faith performance of Executive’s duties to the Company while Executive is employed by the Company.

The foregoing will not restrict or impede Executive from exercising protected legal rights to the extent that such rights cannot be waived by agreement or from providing truthful statements in response to any governmental agency, rulemaking authority, subpoena power, legal process, required governmental testimony or filings, or judicial, administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), provided that such compliance does not exceed that required by the law, regulation, or order. The Executive shall promptly provide written notice of any such order to the CEO.

10.              Acknowledgement. The Executive acknowledges and agrees that the services to be rendered by the Executive to the Company are of a special and unique character; that the Executive will obtain knowledge and skill relevant to the Company's industry, methods of doing business and marketing strategies by virtue of the Executive's employment; and that the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interest of the Company.

The Executive further acknowledges that the benefits provided to the Executive under this Agreement, including the amount of the Executive's compensation, reflects, in part, the Executive's obligations and the Company's rights under Sections 7 and 8 of this Agreement; that the Executive has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; and that the Executive will not suffer undue hardship by reason of full compliance with the terms and conditions of Sections 7 and 8 of this Agreement or the Company's enforcement thereof.

11.              Remedies. In the event of a breach or threatened breach by the Executive of Sections 7 and 8 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

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12.              Security and Access. The Executive agrees and covenants (a) to comply with all Company security policies and procedures as in force from time to time including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Company intranet, internet, social media and instant messaging systems, computer systems, email systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords, and any and all other Company facilities, IT resources, and communication technologies ("Facilities and Information Technology Resources"); (b) not to access or use any Facilities and Information Technology Resources except as authorized by the Company; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of the Executive's employment by the Company, whether termination is voluntary or involuntary. The Executive agrees to notify the Company promptly in the event the Executive learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company property or materials by others.

13.              Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Delaware, without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of Massachusetts, county of Suffolk. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

14.              Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court [an arbitral forum] and can be cited as evidence in legal proceedings alleging breach of the Agreement.

15.              Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by the CEO of the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

16.              Severability. Should any provision of this Agreement be held by a court [or arbitral forum] of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

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The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

17.              Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

18.              Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

19.              Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

20.              Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Alopexx, Inc.

Attention: Dan Vlock

President and Chief Executive Officer

186 Alewife Brook Pkwy #1068

Cambridge, MA 02138

If to the Executive:

Thomas Thomas

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21.              Representations of the Executive. The Executive represents and warrants to the Company that:

(a)               The Executive's acceptance of the consulting engagement and employment with the Company and the performance of duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which the Executive is a party or is otherwise bound.

(b)               The Executive's acceptance of the consulting engagement and employment with the Company and the performance of duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer.

22.              Withholding. The Company shall have the right to withhold from any employment compensation amounts payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

23.              Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

24.              Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE'S CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EXECUTIVE	ALOPEXX, INC.

By:
Signature		Daniel Vlock
CHIEF EXECUTIVE OFFICER

Thomas Thomas
Print Name

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Employment Agreement

This Employment Agreement (the "Agreement") is made and entered into as of [DATE], by and between _________ (the "Executive") and Alopexx, Inc., a corporation formed in the state of Delaware (the "Company").

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1.             Term. Subject to Section 5 of this Agreement, the Executive's initial term of employment hereunder shall be from the period beginning on the closing date of the Company’s initial public offering (the "Effective Date") through the third anniversary thereof (the "Initial Term"). Thereafter, the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term at least ninety (90) days prior to the end of the Initial Term or one-year extension thereof. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the "Employment Term."

2.             Position and Duties.

2.1              Position. During the Employment Term, the Executive shall serve as the Chief Executive Officer of the Company, reporting to the Company’s Board of Directors. In such position, the Executive shall have such duties, authority, and responsibilities as are consistent with the Executive's position.

2.2              Duties. During the Employment Term, the Executive shall devote substantially all of the Executive's business time and attention to the performance of the Executive's duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board.

3.             Place of Performance. The principal place of Executive's employment shall be currently located in Cambridge, MA; provided that, the Executive may be required to travel on Company business during the Employment Term. The Executive may work remotely from so long as doing so does not interfere with the Executive's responsibilities under this Agreement.

4.             Compensation.

4.1              Base Salary. The Company shall pay the Executive an annual rate of base salary of $_________ in periodic installments in accordance with the Company's customary payroll practices and applicable wage payment laws, but no less frequently than monthly. The Executive's base salary shall be reviewed at least annually by the Board and the Compensation Committee of the Board (the “Compensation Committee”). The Executive's annual base salary, as in effect from time to time, is hereinafter referred to as "Base Salary."

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4.2              Annual Bonus.

(a)               For each fiscal year of the Employment Term, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus"). However, the decision to provide any Annual Bonus and the amount and terms of any Annual Bonus shall be in the sole and absolute discretion of the Compensation Committee.

(b)               the Annual Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable fiscal year.

(c)               Except as otherwise provided in Section 5, (i) the Annual Bonus will be subject to the terms of the Company annual bonus plan under which it is granted and (ii)] in order to be eligible to receive an Annual Bonus, the Executive must be employed by the Company on the last day of the applicable fiscal year that Annual Bonuses are paid.

4.3              Equity Awards. During the Employment Term, the Executive shall be eligible to participate in the 2022 Equity Plan or any successor plan, subject to the terms of the 2022 Equity Plan, or successor plan, as determined by the Board or the Compensation Committee, in its discretion.

4.4              Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with those provided to similarly situated executives of the Company.

4.5              Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, "Employee Benefit Plans"). The Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

4.6              Vacation; Paid Time Off. During the Employment Term, the Executive shall be entitled to twenty-five (25) paid vacation days per calendar year (prorated for partial years) in accordance with the Company's vacation policies, as in effect from time to time. The Executive shall receive other paid time off in accordance with the Company's policies for executive officers as such policies may exist from time to time and as required by applicable law.

4.7              Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's expense reimbursement policies and procedures.

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4.8              Indemnification. The Company shall indemnify and hold the Executive harmless to the fullest extent applicable to any other officer or director of the Company/to the maximum extent permitted under applicable law and the Company's bylaws for acts and omissions in the Executive's capacity as an officer, director, or employee of the Company.

4.9              Clawback Provisions. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

5.             Termination of Employment. The Employment Term and the Executive's employment hereunder may be terminated by either the Company or the Executive at any time and for any reason or for no particular reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least ninety (90) days advance written notice of any termination of the Executive's employment. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

5.1              Expiration of the Term, For Cause, or Without Good Reason.

(a)               The Executive's employment hereunder may be terminated upon either party's failure to renew the Agreement in accordance with Section 1, by the Company for Cause or by the Executive without Good Reason and the Executive shall be entitled to receive:

(i)                 any accrued but unpaid Base Salary and accrued but unused vacation/paid time off which shall be paid on the date of the Executive's termination/within one (1) week following the date of the Executive's termination/on the pay date immediately following the date of the Executive's termination in accordance with the Company's customary payroll procedures;

(ii)              any earned but unpaid Annual Bonus with respect to any completed fiscal year immediately preceding the date of the Executive's termination, which shall be paid on the otherwise applicable payment date except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement; provided that, if the Executive's employment is terminated by the Company for Cause or the Executive resigns without Good Reason, then any such earned but unpaid Annual Bonus shall be forfeited;

(iii)            reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company's expense reimbursement policy; and

(iv)             such employee benefits (including equity compensation), if any, to which the Executive may be entitled under the Company's employee benefit plans as of the date of the Executive's termination; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

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Items 5.1(a)(i) through 5.1(a)(iv) are referred to herein collectively as the "Accrued Amounts."

(b)               For purposes of this Agreement, "Cause" shall mean:

(i)                 the Executive's willful failure to perform the Executive's duties (other than any such failure resulting from incapacity due to physical or mental illness);

(ii)              the Executive's willful failure to comply with any valid and legal directive of the Board or Compensation Committee;

(iii)            the Executive's willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates;

(iv)             the Executive's embezzlement, misappropriation, or fraud, whether or not related to the Executive's employment with the Company;

(v)               the Executive's conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

(vi)             the Executive's material violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or

(vii)          the Executive's material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company.

For purposes of this provision, none of the Executive's acts or failures to act shall be considered "willful" unless the Executive acts, or fails to act, in bad faith or without reasonable belief that the action or failure to act was in the best interests of the Company. The Executive's actions, or failures to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the best interests of the Company.

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(c)               For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following, in each case during the Employment Term without the Executive's prior written consent:

(i)                 a material reduction in the Executive's Base Salary other than a general reduction in Base Salary that affects all similarly situated executives in substantially the same proportions;

(ii)              a relocation of the Executive's principal place of employment;

(iii)            any material breach by the Company of any material provision of this Agreement or any material provision of any other agreement between the Executive and the Company;

(iv)             in connection with a change in control of the Company, the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law;

(v)               the Company's failure to nominate the Executive for election to the Board and to use its best efforts to have him elected and re-elected, as applicable;

(vi)             a material, adverse change in the Executive's title, authority, duties, or responsibilities (other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law); or

(vii)          a material adverse change in the reporting structure applicable to the Executive.

To terminate the Executive's employment for Good Reason, the Executive must provide written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such grounds and the Company must have at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If the Executive does not terminate the Executive's employment for Good Reason within thirty (30) days after the first occurrence of the applicable grounds, then the Executive will be deemed to have waived the Executive's right to terminate for Good Reason with respect to such grounds.

5.2              Non-Renewal by the Company, Without Cause or for Good Reason. The Employment Term and the Executive's employment hereunder may be terminated by the Executive for Good Reason or by the Company without Cause or on account of the Company's failure to renew the Agreement in accordance with Section 1. In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts and subject to the Executive's compliance with Section 6 of this Agreement and the agreements referenced therein and the Executive's execution, within thirty (30) days following receipt, of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the "Release") (such thirty-day period, the "Release Execution Period"), and the Release becoming effective according to its terms], the Executive shall be entitled to receive the following:

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(a)               a lump sum payment equal to two (2) times the sum of the Executive's Base Salary for the year in which the date of the Executive's termination occurs, which shall be paid within thirty (30) days following the date of the Executive's termination; provided that, if the Release Execution Period begins in one taxable year and ends in another taxable year, payment shall not be made until the beginning of the second taxable year;

(b)               a payment equal to the product of (i) the Annual Bonus, if any, that the Executive otherwise would have earned for the fiscal year that includes the date of the Executive's termination had no termination occurred, based on achievement of the applicable performance goals for such year and (ii) a fraction, the numerator of which is the number of days the Executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year (the "Pro Rata Bonus"). This amount shall be paid on the date that annual bonuses are paid to similarly situated executives, but in no event later than two-and-a-half (2 1/2) months following the end of the fiscal year that includes the date of the Executive's termination;

(c)               If the Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company shall reimburse the Executive for the monthly COBRA premium paid by the Executive for the Executive and the Executive's dependents OR the difference between the monthly COBRA premium paid by the Executive for the Executive and the Executive's dependents and the monthly premium amount paid by similarly situated active executives. Such reimbursement shall be paid to the Executive on the first day of the month immediately following the month in which the Executive timely remits the premium payment. The Executive shall be eligible to receive such reimbursement until the earliest of: (i) the eighteen-month anniversary of the date of the Executive's termination; (ii) the date the Executive is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which the Executive becomes eligible to receive substantially similar coverage from another employer or other source. Notwithstanding the foregoing, if the Company's making payments under this Section 5.2(c) would violate the nondiscrimination rules applicable to non-grandfathered, insured group health plans under the Affordable Care Act (the "ACA"), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder, the parties agree to reform this Section 5.2(c) in a manner as is necessary to comply with the ACA.

(d)               The treatment of any outstanding equity awards shall be determined in accordance with the terms of the 2022 Equity Plan and the applicable award agreements.

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5.3              Death or Disability.

(a)               The Executive's employment hereunder shall terminate automatically upon the Executive's death during the Employment Term, and the Company may terminate the Executive's employment on account of the Executive's Disability.

(b)               If the Executive's employment is terminated during the Employment Term on account of the Executive's death or Disability, the Executive (or the Executive's estate and/or beneficiaries, as the case may be) shall be entitled to receive the following:

(i)                 the Accrued Amounts; and

(ii)              a lump sum payment equal to the Pro Rata Annual Bonus, if any, that the Executive would have earned for the fiscal year that includes the date of the Executive's termination based on the achievement of applicable performance goals for such year, which shall be payable on the date that annual bonuses are paid to the Company's similarly situated executives, but in no event later than two-and-a-half (2 1/2) months following the end of the fiscal year that includes the date of the Executive's termination.

Notwithstanding any other provision contained herein, all payments made in connection with the Executive's Disability shall be provided in a manner which is consistent with federal and state law.

(c)               For purposes of this Agreement, the Executive is entitled to receive long-term disability benefits under the Company's long-term disability plan, if any. Any question as to the existence of the Executive's Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. The determination of disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

5.4              Notice of Termination. Any termination of the Executive's employment hereunder by the Company or by the Executive during the Employment Term (other than termination pursuant to Section 5.3(a) on account of the Executive's death) shall be communicated by written notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 15. The Notice of Termination shall specify:

(a)               the termination provision of this Agreement relied upon;

(b)               to the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

(c)               the applicable date of termination, which shall be no less than ninety (90) days following the date on which the Notice of Termination is delivered if the Company terminates the Executive's employment without Cause, or no less than ninety (90) days following the date on which the Notice of Termination is delivered if the Executive terminates the Executive's employment with or without Good Reason; provided that, the Company shall have the option to provide the Executive with a lump sum payment in lieu of such notice.

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5.5              Resignation of All Other Positions. Upon termination of the Executive's employment hereunder for any reason, the Executive [agrees to resign/shall be deemed to have resigned] from all positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates.

6.             Confidential Information and Restrictive Covenants. As a condition of the Executive's employment with the Company, the Executive shall enter into and abide by the Company's Employee Non-Compete, Confidentiality and Proprietary Rights Agreement, if any.

7.             Governing Law, Jurisdiction, and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Delaware without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of Delaware, county of Wilmington. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

8.             Entire Agreement. Unless specifically provided herein, this Agreement, together with the Employee Non-Compete Agreement/Confidentiality and Proprietary Rights Agreement, if any, contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

9.             Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by the Compensation Committee Chairperson of the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

10.         Severability. Should any provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

11.         Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

12.         Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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13.         Section 409A.

13.1          General Compliance. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

13.2          Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with the Executive's termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and the Executive is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the date of the Executive's termination or, if earlier, on the Executive's death (the "Specified Employee Payment Date"). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date [and interest on such amounts calculated based on the applicable federal rate published by the Internal Revenue Service for the month in which the Executive's separation from service occurs] shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

13.3          Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(a)               the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(b)               any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(c)               any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

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14.         Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

15.         Notice. Notices and all other communications provided for in this Agreement shall be given in writing by personal delivery, electronic delivery, or by registered mail to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Alopexx, Inc.

186 Alewife Brook Pkwy #1068

Cambridge, MA 02138

Attn: Chief Financial Officer

If to the Executive:

[EXECUTIVE ADDRESS]

16.         Representations of the Executive. The Executive represents and warrants to the Company that:

The Executive's acceptance of employment with the Company and the performance of the Executive's duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which the Executive is a party or is otherwise bound.

The Executive's acceptance of employment with the Company and the performance of the Executive's duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer or third-party.

17.         Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

18.         Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

19.         Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE'S CHOICE BEFORE SIGNING THIS AGREEMENT.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Alopexx, Inc.

By:

Name:	[AUTHORIZED OFFICER NAME]

Title:	[AUTHORIZED OFFICER TITLE]

EXECUTIVE

Signature:

Print Name:

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